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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2002
                                                  -------------

                            MOORE CORPORATION LIMITED
                            -------------------------
             (Exact Name of Registrant as specified in its charter)

   Ontario, Canada                    1-8014                   98-0154502
   ---------------                 -----------                 ----------
   (State or Other                 (Commission               (IRS Employer
   Jurisdiction of                 File Number)              Identification
    Incorporation)                                               Number)


        40 King Street West, Suite 3501
           Toronto, Ontario, Canada                     M5H 3Y2
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    (Address of Principal Executive Office)           (Zip Code)

                                  416-364-2600
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

              On April 2, 2002, the Corporation announced that Robert G. Burton, the company's President and Chief Executive Officer has been elected to the additional role of Chairman of Moore Corporation Limited by the Corporation's Board of Directors effective at the Annual Shareholders Meeting on April 18, 2002.

              In addition, on March 15, 2002, the Corporation announced the creation of a Nominating and Governance Committee of the Board of Directors for the Corporation. The Nominating and Governance Committee will be responsible for fostering a healthy corporate governance structure by working with the CEO to set the agenda for the Board, adopting procedures to ensure effective Board operation, endeavoring to ensure that functions delegated to committees are appropriately carried out and that results are reported to the Board as well as identifying and approaching qualified candidates to explore their interest in joining the Board. The committee members are Mark A. Angelson (Chairman), Ronald J. Daniels and Lionel H. Schipper.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       MOORE CORPORATION LIMITED

Date: April 3, 2002                    By: James E. Lillie
                                           -------------------------------------
                                           Name:  James E. Lillie
                                           Title: Executive Vice President,
                                                  Operations & Secretary

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